Exhibit 99.07
Southern Company
Financial Overview
(In Millions of Dollars)

	Three Months Ended December			Year-to-Date December
	2012	2011	% Change	2012	2011	% Change
Consolidated –
Operating Revenues	$3,703	$3,696	0.2%	$16,537	$17,657	(6.3)%
Earnings Before Income Taxes	635	373	70.2%	3,749	3,487	7.5%
Net Income Available to Common	383	261	46.7%	2,350	2,203	6.7%

Alabama Power –
Operating Revenues	$1,290	$1,271	1.5%	$5,520	$5,702	(3.2)%
Earnings Before Income Taxes	205	182	12.6%	1,220	1,225	(0.4)%
Net Income Available to Common	113	102	10.8%	704	708	(0.6)%

Georgia Power –
Operating Revenues	$1,735	$1,758	(1.3)%	$7,998	$8,800	(9.1)%
Earnings Before Income Taxes	315	156	101.9%	1,873	1,787	4.8%
Net Income Available to Common	181	110	64.5%	1,168	1,145	2.0%

Gulf Power –
Operating Revenues	$331	$328	1.1%	$1,440	$1,520	(5.3)%
Earnings Before Income Taxes	39	29	34.4%	211	173	22.5%
Net Income Available to Common	23	19	20.3%	126	105	19.9%

Mississippi Power –
Operating Revenues	$236	$238	(0.8)%	$1,036	$1,113	(6.9)%
Earnings Before Income Taxes	42	20	102.7%	200	138	45.0%
Net Income Available to Common	33	16	104.1%	148	94	57.3%

Southern Power –
Operating Revenues	$292	$286	1.8%	$1,186	$1,236	(4.0)%
Earnings Before Income Taxes	48	22	116.3%	268	238	12.5%
Net Income Available to Common	31	24	30.1%	175	162	8.0%

Notes
- Certain prior year data has been reclassified to conform with current year presentation.

- All figures in this earnings release are preliminary and remain subject to the completion of normal year-end accounting procedures and adjustments, which could result in changes to these preliminary results. In addition, certain classifications and rounding may be different from final results published in the Form 10-K.